Exhibit 99.1

REDWOOD TRUST ANNOUNCES COMMON DIVIDEND INCREASE OF 5.9% TO $0.18 PER SHARE FOR THE FOURTH QUARTER 2024

MILL VALLEY, CA –– Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, today announced that its Board of Directors (the “Board”) has declared fourth quarter 2024 common and preferred stock dividends.

Common Stock Dividend

The Board has authorized the declaration of a fourth quarter 2024 regular common stock dividend of $0.18 per share, a 5.9% increase from the third quarter of 2024. This marks the Company's 102nd consecutive quarterly common dividend and 2nd consecutive quarter of common dividend increases. The fourth quarter 2024 common stock dividend is payable on December 30, 2024 to stockholders of record on December 23, 2024.

“We are pleased to announce an increase to our common stock dividend for the second consecutive quarter,” said Christopher Abate, Chief Executive Officer of Redwood. “We believe this dividend level provides our shareholders with an attractive risk-adjusted return in this environment that aligns with our long-term return objectives. We will continue to review the level of future quarterly dividends with our Board, taking into account factors such as our financial and capital position, investment opportunities and outlook.”

Preferred Stock Dividend

In accordance with the terms of Redwood’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (“Series A”), the Board authorized the declaration of a Series A dividend for the fourth quarter of 2024 of $0.625 per share. Dividends for the Series A are payable on January 15, 2025 to stockholders of record on January 1, 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the level of future quarterly dividends. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Redwood

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors through our best-in-class securitization platforms, whole-loan distribution activities, and our publicly traded shares. We operate our business in three segments: Residential Consumer Mortgage Banking, Residential Investor Mortgage Banking and Investment Portfolio. Through RWT Horizons®, our venture investing initiative, we invest in early-stage companies that have a direct nexus to our operating platforms. Additionally, through Aspire, our home equity investment (“HEI”) platform, we directly originate HEI to homeowners. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

CONTACT

Kaitlyn Mauritz

Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com